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                                                                EXHIBIT 23.1



     CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CardioThoracic Systems, Inc. of our report dated February 12, 1996, except for Note 11 for which the date is March 29, 1996, on our audit of the financial statements of CardioThoracic Systems, Inc., as of December 31, 1995, and for the period from June 15, 1995 (date of inception) to December 31, 1995, which report is included in the Registration Statement on Form S-1 (No. 333-1840), filed with the Securities and Exchange Commission.


                                            Coopers & Lybrand L.L.P.

San Jose, California
September 17, 1996